PRESS RELEASE

Versigent Reports Second Quarter 2026 Results

Delivers 11% Net Sales Growth; Raises and Tightens Full-Year 2026 Net Sales Guidance;
Initiates Quarterly Dividend

SCHAFFHAUSEN, Switzerland, August 4, 2026 – Versigent PLC (NYSE: VGNT), a global leader in the design and manufacture of low‑ and high‑voltage electrical architectures, today reported results for its second quarter ended June 30, 2026.

Highlights
Second Quarter 2026
•Net sales of $2,444 million, up 10.8% year-over-year
◦Adjusted Net Sales Growth1 of approximately 5% year-over-year
•Net income attributable to Versigent of $118 million, up 10.3% year-over-year
•Diluted Earnings Per Share of $1.64, Adjusted Diluted EPS1 of $1.92
•Adjusted EBITDA1 of $272 million, up 24.8% year-over-year
◦Adjusted EBITDA1 margin of 11.1%, up 120 basis points year-over-year
•Net cash provided by operating activities of $158 million, compared to $150 million in Q2 2025
•Free Cash Flow1 of $107 million, relatively flat year-over-year
•Board of Directors declared inaugural quarterly cash dividend of $0.13 per share

Full Year 2026 Guidance
•Raised and tightened net sales guidance based on higher commodity pass-throughs and foreign currency impacts
•Reaffirmed guidance for Adjusted EBITDA1 and Free Cash Flow1

“Versigent’s solid second-quarter results demonstrate our continued ability to unlock greater value, even in a dynamic environment,” said Joseph Liotine, Chief Executive Officer, Versigent. “Customers trust our ability to turn complexity into certainty. This is reflected in our strong net sales growth, evidenced by our expanding book of business and earned every day by our deep commitment to disciplined execution. Strategic investments in advanced engineering, operational excellence and an in-region, for-region supply chain fortifies our long-term competitive position as a proven innovator defining the future of advanced power and data solutions.”

"Our double-digit net sales growth, underpinned by strong margins and cash generation, reflects the strength of our business and the value of our differentiated capabilities,” said Doug Ostermann, Chief Financial Officer, Versigent. “We are off to a strong start as an independent company and based on our performance to date and outlook for the remainder of the year, we are raising and tightening our full-year net sales guidance. Our Board's decision to initiate a quarterly dividend reflects the durability of our cash flow profile and the strength of our balance sheet. Guided by a disciplined approach to capital allocation, we will continue to prioritize investment in our business while returning capital to shareholders to drive long-term value creation.”

1) Non-GAAP measure - Refer to "Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of these measures to the most directly comparable U.S. GAAP measure for historical periods, as applicable, and a discussion of why management believes these non-GAAP measures are useful.

Second Quarter 2026 Results
Versigent delivered second quarter 2026 net sales of $2,444 million, an increase of 10.8% compared to the second quarter of 2025. Adjusted Net Sales Growth1 was approximately 5% year-over-year. Growth was driven by higher volumes in North America and Asia Pacific reflecting stronger customer demand despite lower global automotive production.

Net income attributable to Versigent increased to $118 million in the second quarter from $107 million in the prior-year quarter. Net income margin was 4.8%, down 10 basis points year-over-year, primarily due to higher interest expense and income tax expense in the second quarter of 2026. Diluted earnings per share was $1.64 and Adjusted Diluted EPS1 was $1.92 for the second quarter of 2026.

Adjusted EBITDA1 totaled $272 million, compared to $218 million in the prior year quarter. Adjusted EBITDA1 margin was 11.1% compared to 9.9% in the prior-year quarter. Adjusted EBITDA1 margin reflected disciplined operating execution and higher volumes, despite headwinds related to commodity costs.

Interest expense totaled $36 million, compared to $1 million in the second quarter of 2025. The increase was primarily attributable to the Company’s senior notes and credit facility issued in the first quarter of 2026.

Income tax expense for the quarter was $46 million, compared to $21 million in the prior-year period. The increase was primarily due to higher earnings in 2026 and a net unfavorable change in discrete tax items relative to the prior-year period.
Net cash provided by operating activities totaled $158 million, compared to $150 million in the prior-year period. Capital expenditures were $51 million, compared to $42 million in the prior-year quarter. Free Cash Flow1 was $107 million, relatively flat year-over-year. Free Cash Flow1 for the second quarter of 2026 included $22 million of separation-related costs.

Dividend
On August 3, the Company's Board of Directors declared an inaugural quarterly cash dividend of $0.13 per ordinary share, payable on September 18, 2026 to shareholders of record at the close of business on September 4, 2026.

The declaration and payment of future dividends are subject to the discretion of the Company’s Board of Directors and will depend on the Company’s financial condition, results of operations, cash requirements, and other factors deemed relevant by the Board of Directors.

Updated Full Year 2026 Guidance

(in millions)	Current Guidance	Previous Guidance (May 5 ‘26)
Net sales	$9,400 - $9,600	$9,100 - $9,400
Adjusted EBITDA[1,a]	$950 - $1,030	$950 - $1,030
Free Cash Flow[1,a]	$200 - $300	$200 - $300
(a) Forward-looking non-GAAP measure. The Company does not provide a reconciliation of such forward-looking measure to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant. Refer to "Reconciliation of Non-GAAP Financial Measures” for definitions of Non-GAAP financial measures.

Conference Call and Webcast
Versigent’s management team will host a conference call to discuss its second quarter 2026 financial results today, Tuesday, August 4, 2026, at 9:00 a.m. Eastern Time.

A live webcast and related presentation materials will be available on Versigent’s Investor Relations website at ir.versigent.com. A replay of the webcast will be available on the same website approximately two hours after the call concludes.

To participate by telephone, please dial +1-800-330-6710 (U.S.) or +1-213-279-1505 (International) at least 15 minutes prior to the start of the call and reference the Versigent conference call. The conference ID number is 1768848.

About Versigent
Versigent is a global leader in the purposeful design and advanced manufacturing of low and high voltage electrical architectures. Building on a legacy of engineering excellence and trusted partnerships, Versigent delivers versatile, intelligent solutions engineered to unlock greater capabilities for our customers. Powering one in six passenger vehicles in production today, Versigent’s high performance signal, power, and data distribution systems are trusted by industry leaders across automotive, commercial vehicles, agriculture and energy storage. With engineering and manufacturing centers on four continents and operations in more than 25 countries, Versigent’s approximately 138,000 employees match global scale with regional responsiveness to deliver consistent quality and reliable performance connecting the world to faster, smarter and safer experiences. Visit www.versigent.com.

Use of Non‑GAAP Financial Measures
In addition to its reported results calculated in accordance with U.S. GAAP, the Company has included in this press release Adjusted Net Sales Growth, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS, performance measures, and Free Cash Flow, a liquidity measure, that the Securities and Exchange Commission defines as “non-GAAP financial measures”. Adjusted Net Sales Growth represents the change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange and commodity movements. Adjusted EBITDA represents net income (loss) attributable to Versigent before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, net (loss) income attributable to noncontrolling interest, other income (expense), net, equity income (loss), net of tax, restructuring, separation costs related to the Spin-Off, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures) and other special items. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales. Adjusted Net Income represents net (loss) income attributable to Versigent before amortization, restructuring, separation costs related to the Spin-Off, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures) and other special items, including the tax impact thereon. Adjusted Diluted EPS represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Free Cash Flow represents net cash provided by (used in) operating activities less capital expenditures.

Management believes these non-GAAP financial measures are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Net Sales Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.

Such non-GAAP financial measures are reconciled to the most directly comparable U.S. GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with U.S. GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

Forward‑Looking Statements
This press release contains forward-looking statements that reflect, when made, Versigent’s current views with respect to current events, certain investments and acquisitions, business plans and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to Versigent’s operations and business environment, which may cause the actual results of Versigent to be materially different from any future results, expressed or implied, by such forward-looking statements. All statements that address future operating, financial or business performance or Versigent’s strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: disruptions in the supply of raw materials and other supplies integral to our products; future significant public health crises and other global health crises and the measures taken in response thereto; a prolonged recession and/or a downturn in global automotive sales; the volatile global economic environment and geopolitical conditions, including conditions affecting the credit market and global inflationary pressures; our reliance on relationships with collaborative partners and other third parties for product development and such parties’ failure to perform; employee strikes and labor-related disruptions involving us or one or more of our customers affecting our operations; fluctuations in interest rates and foreign currency exchange rates; our failure to comply with the numerous laws and regulations to which we are subject; adverse developments affecting one or more of our suppliers; any adverse impact of legal proceedings and disputes in which we are involved; challenges to our historical and future tax positions by taxing authorities; an increase in our tax burden due to ongoing or future tax audits; our failure to attract and retain key salaried employees and management personnel; our failure to manage the transition to a standalone public company; and our failure to achieve some or all of the benefits expected from the Spin-Off. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Versigent’s filings with the Securities and Exchange Commission, including those set forth in the Company’s Information Statement furnished with the Company’s Registration Statement on Form 10-12B/A filed on March 6, 2026. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect Versigent. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. Versigent disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

VERSIGENT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions, except per share amounts)
Net sales	$2,444	$2,206	$4,656	$4,230
Operating expenses:
Cost of sales	2,123	1,943	4,091	3,718
Selling, general and administrative	100	104	197	209
Amortization	—	1	1	1
Restructuring	—	25	46	41
Separation costs	22	2	48	7
Total operating expenses	2,245	2,075	4,383	3,976
Operating income	199	131	273	254
Interest expense	(36)	(1)	(41)	(3)
Other expense, net	(6)	—	(7)	(1)
Income before income taxes and equity income	157	130	225	250
Income tax expense	(46)	(21)	(37)	(50)
Income before equity income	111	109	188	200
Equity income, net of tax	5	3	9	8
Net income	116	112	197	208
Net (loss) income attributable to noncontrolling interest	(2)	5	1	6
Net income attributable to Versigent	$118	$107	$196	$202

Basic earnings per share:
Basic earnings per share attributable to Versigent	$1.66	$1.51	$2.76	$2.85
Weighted average number of basic shares outstanding (1)	70.90	70.89	70.90	70.89

Diluted earnings per share:
Diluted earnings per share attributable to Versigent	$1.64	$1.51	$2.75	$2.85
Weighted average number of diluted shares outstanding (1)	71.88	70.89	71.39	70.89

(1)
For periods prior to the Spin-Off, the denominator for basic and diluted earnings per share was calculated using the 70.89 million Versigent ordinary shares outstanding immediately following the April 1, 2026 Spin-Off.

VERSIGENT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2026	December 31, 2025
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$554	$276
Accounts receivable, net	1,877	1,567
Inventories	772	772
Other current assets	337	158
Total current assets	3,540	2,773
Long-term assets:
Property, net	901	901
Operating lease right-of-use assets	192	168
Investments in affiliates	149	143
Intangible assets, net	6	7
Deferred tax assets	443	384
Other long-term assets	128	109
Total long-term assets	1,819	1,712
Total assets	$5,359	$4,485
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$153	$58
Accounts payable	1,666	1,530
Accrued liabilities	713	578
Total current liabilities	2,532	2,166
Long-term liabilities:
Long-term debt	2,071	3
Pension benefit obligations	214	217
Long-term operating lease liabilities	144	130
Other long-term liabilities	114	121
Total long-term liabilities	2,543	471
Total liabilities	5,075	2,637
Commitments and contingencies
Shareholders’ equity:
Preferred shares, $0.01 par value per share, 50,000,000 shares authorized, none issued and outstanding	—	—
Ordinary shares, $0.01 par value per share, 1,200,000,000 shares authorized, 70,925,978 issued and 70,815,717 outstanding as of June 30, 2026	1	—
Additional paid-in-capital	143	—
Retained earnings	118	—
Former Parent’s net investment	—	1,925
Accumulated other comprehensive loss	(177)	(268)
Total Versigent shareholders' equity	85	1,657
Noncontrolling interest	199	191
Total shareholders’ equity	284	1,848
Total liabilities and shareholders’ equity	$5,359	$4,485

VERSIGENT PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2026	2025
	(in millions)
Net cash provided by operating activities	$194	$190
Cash flows from investing activities:
Capital expenditures	(117)	(79)
Net cash used in investing activities	(117)	(79)
Cash flows from financing activities:
Net proceeds (repayments) under short-term debt agreements	86	(132)
Net repayments under long-term debt agreements	—	(1)
Proceeds from issuance of senior notes and credit agreement, net of issuance costs	2,063	—
Cash distribution paid to Former Parent	(1,894)	—
Net transfers (to) from Former Parent	(47)	134
Dividend payments of consolidated affiliates to minority shareholders	(4)	—
Taxes withheld and paid on employees' restricted share awards	(1)	—
Net cash provided by financing activities	203	1
Effect of exchange rate fluctuations on cash and cash equivalents	(2)	15
Increase in cash and cash equivalents	278	127
Cash and cash equivalents at beginning of the period	276	201
Cash and cash equivalents at end of the period	$554	$328

VERSIGENT PLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including Adjusted Net Sales Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow. Such non-GAAP financial measures are reconciled to the most directly comparable U.S. GAAP financial measure in the following schedules.

Adjusted Net Sales Growth: Adjusted Net Sales Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Net Sales Growth in its financial decision-making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Sales Growth is defined as the change in reported net sales relative to the comparable period, excluding the impact on net sales from foreign currency and commodity movements. Not all companies use identical calculations of Adjusted Net Sales Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026

Reported net sales year-over-year % change	11%	10%
Less: impact of foreign currency movements	(2)%	(2)%
Less: impact of commodity movements	(4)%	(4)%
Adjusted Net Sales Growth	5%	4%

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision-making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income (loss) attributable to Versigent before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, net (loss) income attributable to noncontrolling interest, other income (expense), net, equity income (loss), net of tax, restructuring, separation costs related to the Spin-Off, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures) and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Net income attributable to Versigent	$118	$107	$196	$202
Interest expense	36	1	41	3
Income tax expense	46	21	37	50
Net (loss) income attributable to noncontrolling interest	(2)	5	1	6
Depreciation and amortization	51	59	112	111
EBITDA	$249	$193	$387	$372
Other expense, net	6	—	7	1
Equity income, net	(5)	(3)	(9)	(8)
Restructuring	—	25	46	41
Separation costs	22	2	48	7
Net gain on lease terminations	—	—	(4)	—
Other acquisition and portfolio project costs	—	1	—	3
Adjusted EBITDA	$272	$218	$475	$416
Memo:
Net sales	$2,444	$2,206	$4,656	$4,230
Net income margin	4.8%	4.9%	4.2%	4.8%
Adjusted EBITDA margin	11.1%	9.9%	10.2%	9.8%

Adjusted Net Income and Adjusted Diluted EPS: Adjusted Net Income and Adjusted Diluted EPS, which are non-GAAP financial measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Diluted EPS in its financial decision-making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income represents net (loss) income attributable to Versigent before amortization, restructuring, separation costs related to the Spin-Off, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures) and other special items, including the tax impact thereon. Adjusted Diluted EPS is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding, for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Diluted EPS, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions, except per share amounts)
Net income attributable to Versigent	$118	$107	$196	$202
Adjusting items:
Amortization	—	1	1	1
Restructuring	—	25	46	41
Separation costs	22	2	48	7
Other acquisition and portfolio project costs	—	1	—	3
Asset impairments	—	3	7	3
Net gain on lease terminations	—	—	(4)	—
Pension curtailment and settlement losses	2	—	6	—
Separation-related interest expense	—	—	2	—
Tax impact of adjusting items (1)	(4)	(5)	(18)	(8)
Adjusted Net Income	$138	$134	$284	$249

Weighted average number of diluted shares outstanding (2)	71.88	70.89	71.39	70.89
Diluted earnings per share attributable to Versigent	$1.64	$1.51	$2.75	$2.85
Adjusted Diluted EPS	$1.92	$1.89	$3.98	$3.51

(1)
Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

(2)
For periods prior to the Spin-Off, the denominator for diluted earnings per share was calculated using the 70.89 million Versigent ordinary shares outstanding immediately following the April 1, 2026 Spin-Off.

Free Cash Flow: Free Cash Flow is presented as a supplemental measure of the Company’s liquidity, which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures. Not all companies use identical calculations of Free Cash Flow, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Free Cash Flow does not reflect cash used to service debt, pay dividends or repurchase shares and therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Net cash provided by operating activities	$158	$150	$194	$190
Capital expenditures	(51)	(42)	(117)	(79)
Free Cash Flow	$107	$108	$77	$111

Press Contact:
Annalisa Esposito Bluhm
Vice President, Corporate Communications and Marketing
+1.248.817.7990
mediarelations@versigent.com

Investor Relations Contact:
Erin Banyas
Vice President, Investor Relations
erin.banyas@versigent.com